athenahealth Appoints Marc Levine as Chief Financial Officer and Treasurer

Former JDA Software Group, Inc. CFO to Support Company’s Ongoing Profitable Growth and Operational Transformation Plan

WATERTOWN, MA – November 27, 2017 – athenahealth, Inc. (NASDAQ: ATHN) a leading provider of network-enabled services for hospital and ambulatory clients nationwide, today announced that Marc A. Levine will join the Company on December 15, 2017 as an Executive Vice President and will become the Company’s Chief Financial Officer and Treasurer, effective January 2, 2018. Mr. Levine brings nearly 30 years of financial and operational expertise to athenahealth. John A. “Jack” Kane will step down as Interim Chief Financial Officer as of January 2, 2018, and will continue to serve as a member of the Board of Directors of the Company.

“Marc is a proven executive and financial leader with a track record of driving operational performance across complex, growing organizations,” said Jonathan Bush, CEO, athenahealth. “We’re confident his disciplined approach and passion to drive positive transformation will equip athenahealth for ongoing profitable growth as we forge into our next chapter of innovating for healthcare.”

“athenahealth is in the midst of an exciting evolution, growing within current and new markets, and transforming the way it operates,” said Mr. Levine. “I’m excited to drive forward a new level of financial leadership and rigor that will better position the Company to execute on its inherent service and model differentiation, expand upon the value it brings to current and future clients, and enhance shareholder value.”

Mr. Levine most recently served as the executive vice president and CFO of JDA Software Group, Inc. (“JDA”), a privately-held supply chain provider of software and SaaS solutions, where he led the company’s finance and accounting, legal, workplace, purchasing and information technology activities. Prior to JDA, Mr. Levine held several senior financial leadership roles over his 25-year career at Hewlett Packard Company, including senior vice president and corporate controller, senior vice president of finance and chief operating officer for HP’s Enterprise Services Business segment, and general manager of Southeast Asia for HP’s medical products business. Mr. Levine received his B.S. from Emory University and his M.B.A. from the University of Connecticut School of Management.

About athenahealth, Inc.

athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 106,000 providers and 102 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance, expected growth, and business outlook; and statements regarding the announced leadership transition. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to maintain consistently high growth rates due to lengthening customer sales cycles; the impact of changes in our business model and structure; our ability to successfully implement operational and leadership transitions and initiatives; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
617-402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
617-402-1631